EX-99.1
SAFE HARBOR COMPLIANCE STATEMENT


EXHIBIT 99.1
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. PVAXX Corporation "PVAXX" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of PVAXX.

The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, PVAXX undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

RISK FACTORS

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

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1.  The highly competitive biodegradable plastics market may negatively impact our business, prospects, financial condition and results.

The biodegradable plastics industry in which we operate is highly competitive. Some of our principal competitors in certain business lines are substantially larger and better capitalized. Because of these resources, these companies may be better able to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation. There can be no assurance that these threats of competition will not negatively impact our operations and results.

2. Our early development stage may lead to potential fluctuations in quarterly operating results that could have a material adverse effect on business, prospects, financial condition and results of operations.

Our business and prospects must be considered along with the risks, expenses and difficulties frequently encountered by companies in their early stages of development. The risks we face include, but are not limited to,

(a) general economic conditions and economic conditions specific to the biodegradable plastics industry;
(b) our ability to manage rapid growth;
(c) our ability to anticipate and adapt to a developing market and unforeseen changes;
(d) developments in our strategic partners' activities and direction;
(e) our ability to retain and attract customers;
(f) the level of competition in the biodegradable plastics industry;
(g) our ability to upgrade and develop its products and infrastructure and attract new personnel in a timely and effective manner;
(h) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
(i) governmental regulation.

To address these risks, we must, among other things:

(a) implement and successfully execute our business strategy;
(b) continue to develop and upgrade our products and technology;
(c) provide superior customer service;
(d) respond to competitive developments;
(e) attract, retain and motivate qualified personnel; and
(f) meet the expectations of our strategic partners.

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There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

3. There can be no assurance that we will secure, or be able to protect any patents, trademarks or intellectual property.

On November 24, 2000, the Company received an International Preliminary Examination Report regarding International application No. PCT/GB99/02822, originally filed August 26, 1999. Reasoned statements under Article 35(2) with regard to novelty, inventive step and industrial applicability were confirmed favorably by the International Preliminary Examining Authority on all claims asserted (1-30) in connection with the application as follows:

     Novelty                    Yes:  Claims   1-30
                                No:   Claims   -

     Inventive step (IS)        Yes:  Claims   1-30
                                No:   Claims   -

     Industrial applicability   Yes:  Claims   1-30
                                No:   Claims   -

The Company is also the holder of the rights to patents published under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000.

The Company has applied for trademark protection in the United States and all other major-developed countries for the name PVAXX CORPORATION. There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks. In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its current European patents and trademarks, potential United States patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

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4.  Our dependence on key personnel could negatively impact our financial condition and results of operations.

Our future success depends in large on part of the continued service of our key marketing, engineering and management personnel. We must also be able to continue to attract and retain qualified employees. The competition for such personnel is intense, and the loss of key employees could have a material effect on our financial condition and results of operations.

5. The control of the Company by principal shareholders, officers and directors could impede its shareholders from having any ability to direct affairs and business.

Our principal shareholders, officers and directors will beneficially own approximately eighty percent (80%) of our company's common stock. As a result, such persons will have the ability to control our company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.

6. Management's potential issuance of preferred stock may adversely affect holders of common stock or delay or prevent corporate take-over.

Our Articles of Incorporation provide that we may, from time to time, issue preferred stock in one or more series. The Articles of Incorporation authorize our Board of Directors to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could delay, defer or prevent a change in control of the Company, because the terms of preferred stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

7. Our stock price will be potentially volatile and may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

There has been no public market for the Company's common stock. There can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products and/or services by the Company or its competitors, governmental regulatory action, developments with respect to

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patents or proprietary rights and general market conditions.  In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Significant fluctuations may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

8. The possible need for additional financing may impeded our ability to manage operations at an optimal level.

Our ultimate success may depend upon the ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital. We will not investigate these issues until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source. Also, if additional capital is available, there can be no assurance that additional capital can be obtained on terms acceptable to the Company. If additional capital is not available, our operations will be limited to those that can be financed with our modest capital.

9. Our Company's indemnification of officers and directors may result in substantial expenditures by the Company.

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

10.  Rule 144 sales may have a depressive impact on the Company's stock.

Certain of the outstanding shares of common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there will be no limit on the amount of

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restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

11. Required regulatory disclosure relating to low-priced stocks may negatively impact liquidity in our common stock.

As long as the trading price of the common stock is less than US$5.00 per share, trading in the common stock in the US secondary market is subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.

12. Current prospectus and state blue sky requirements may impede our ability to offer common stock in certain jurisdictions

We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so. Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.